CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated April 11, 2005, relating to the financial statements, which appear in the February 28, 2005 Annual Reports to Shareholders of Franklin High Yield Tax-Free Income Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm" in such Registration Statement.



San Francisco, California
October 27, 2005